Exhibit 4.6

THIS PREFERRED SECURITIES CERTIFICATE IS A BOOK-ENTRY PREFERRED SECURITIES CERTIFICATE WITHIN THE MEANING OF THE DECLARATION OF TRUST HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A CLEARING AGENCY OR A NOMINEE OF A CLEARING AGENCY. THIS PREFERRED SECURITIES CERTIFICATE IS EXCHANGEABLE FOR PREFERRED SECURITIES CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION OF TRUST AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION OF TRUST.

UNLESS THIS PREFERRED SECURITY CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO FIFTH THIRD CAPITAL TRUST IV OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number	Number of Preferred Securities

CAI-2	250,000

CUSIP NO. 316781AA1

Certificate Evidencing Trust Preferred Securities

of

Fifth Third Capital Trust IV

6.50% Trust Preferred Securities

(liquidation amount $1,000 per Trust Preferred Security)

Fifth Third Capital Trust IV, a statutory trust created under the laws of the State of Delaware (the “Issuer Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of 250,000 Preferred Securities of the Issuer Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the Fifth Third Capital Trust IV 6.50% Trust Preferred Securities (liquidation amount $1,000 per Trust Preferred Security) (the “Preferred Securities”). The Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Declaration of Trust (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Issuer Trust, dated as of March 30, 2007, as the same may be amended from time to time (the “Declaration of Trust”), among Fifth Third Bancorp, as Sponsor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, the Administrative Trustees named therein, and the holders, from time to time of undivided beneficial interests in the assets of the Issuer Trust including the designation of the terms of the Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Fifth Third Bancorp, an Ohio corporation, and Wilmington Trust Company, as guarantee trustee, dated as of March 30, 2007, as the same may be amended from time to time (the “Guarantee Agreement”), to the extent provided therein. The Issuer Trust will furnish a copy of the Declaration of Trust and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate on behalf of the Issuer Trust this 30th day of March, 2007.

FIFTH THIRD CAPITAL TRUST IV

By:	/s/ Mahesh Sankaran
Name:	Mahesh Sankaran
Title:	Administrative Trustee

This is one of the Preferred Securities referred to in the within-mentioned Declaration of Trust.

WILMINGTON TRUST COMPANY,
as Property Trustee

By:	/s/ Kristin L. Moore
Name:
Title:	Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Preferred Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

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